Registration No. 33
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               -----------------
                          HOVNANIAN ENTERPRISES, INC.
            (Exact name of Registrant as specified in its charter)

     Delaware                                 22-1851059
(State or other jurisdiction        (I.R.S. Employer Identification
 of incorporation organization)               Number)

                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey  07701
                                (732) 747-7800
   (Address, including zip code, of Registrant's principal executive office)

                               WASHINGTON HOMES
                          EMPLOYEE STOCK OPTION PLAN
                           (Full title of the Plan)

                               Peter S. Reinhart
             Senior Vice President, General Counsel and Secretary
                          Hovnanian Enterprises, Inc.
                                 10 Highway 35
                                 P.O. Box 500
                          Red Bank, New Jersey 07701
                                (732) 747-7800
          (Name, address, including zip code, and telephone number,
            including area code, of Registrant's agent for service)

                                  Copies to:
                              Vincent Pagano, Jr.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                         New York, New York 10017-3954
                                (212) 455-2000

                        CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
Title of                               Maximum       Maximum
Security                  Amount       Offering      Aggregate     Amount of
to be                     to be        Price         Offering      Registration
Registered                Registered   Per Share<F1> Price<F1>     Fee
----------                ----------   ------------  ---------     ------------
Class A Common Stock,
  $0.01 par value per
         share           738,785       $10.485       $7,746,160.73  $1,936.54

[FN]
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h)(i) and 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Class A Common Stock on the American Stock Exchange on February 28, 2001.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents filed by Hovnanian Enterprises, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement.

     1. The Company's Current Report on Form 8-K filed pursuant to the Exchange Act (File No. 001-08551; Film No. 1527608) on February 7, 2001, for the period ending January 23, 2001.

     2. The Company's Annual Report on Form 10-K filed pursuant to the Exchange Act (File No. 001-08551; Film No. 1516995) on January 29, 2001, for the year ended October 31, 2000.

     3. The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A dated November 24, 1992.

          All documents filed by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not required.

Item 5.  Interests of Named Experts and Counsel.

     None.

Item 6.  Indemnification of Directors and Officers.

          The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 102(b)(7) of the General Corporation Law of the State of Delaware enables a corporation in its certificate of incorporation or an amendment thereto validly approved by stockholders to limit or eliminate the personal liability of the members of its board of directors for violations of the directors' fiduciary duty care.

          Article EIGHTH of the Company's Certificate of Amendment of Certificate of Incorporation contains the following provisions with respect to indemnification:

          No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which this Article becomes effective. Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of a director of the Company existing hereunder with respect to any act or omission occurring prior to the time of such repeal or modification.

Item 7.  Exemption from Registration Claimed.

     None.

Item 8.  Exhibits.

     4.1(a) Certificate of Incorporation of the Company Incorporated by reference to Exhibits to Registration Statement (No. 2-85198) on Form S-1 of the Company

     4.1(b) Certificate of Amendment of Certificate of Incorporation of the Company Incorporated by reference to Exhibits to Annual Report on form 10-K for the year ended February 28, 1994

     4.2 By-laws of Company Incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended February 28, 1994

     5 Opinion of Simpson Thacher & Bartlett with respect to legality of securities being registered hereunder

     23.1      Consent of Ernst & Young LLP

     23.2      Consent of Simpson Thacher & Bartlett (Reference is made to
               Exhibit 5 filed herewith)

     24        Power of Attorney

Item 9.   Undertakings.

     The Company hereby undertakes:

          (a) (1)   To file, during any period in which offers or sales are
     being made, a post-effective  amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this post-effective amendment.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Certificate of Amendment Certificate of Incorporation of the registrant and the provisions of Delaware law described under Item 6 above, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Red Bank, and State of New Jersey on the 6th day of March, 2001.

                          HOVNANIAN ENTERPRISES, INC.



                          By:  /s/ Peter S. Reinhart
                               -------------------------------------
                               Peter S. Reinhart
                               Senior Vice President and
                               General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature                         Title                     Date
----------                        -------                   -----

*Kervork S. Hovnanian              Chairman of the Board     March 6, 2001
------------------------
Kervork S. Hovnanian

*Ara K. Hovnanian                 Chief Executive Officer,
------------------------          President and Director    March 6, 2001
Ara K. Hovnanian


*Paul W. Buchanan                 Senior Vice President
-----------------------           Corporate Controller      March 6, 2001
Paul W. Buchanan                  and Director


/s/  Peter S. Reinhart            Senior Vice President,    March 6, 2001
-----------------------           General Counsel,
Peter S. Reinhart                 Secretary and Director

*J. Larry Sorsby                 Executive Vice President,  March 6, 2001
----------------------------    Chief Financial Officer
J. Larry Sorsby                  and Director

*Geaton A. DeCesaris             President Homebuilding     March 6, 2001
----------------------------     Operations, Chief
Geaton A. DeCesaris, Jr.         Operating Officer
                                 and Director

By  /s/ Peter S. Reinhart                                   March 6, 2001
   -------------------------
   *Attorney-in-fact

                               INDEX TO EXHIBITS

Exhibit
Number                            Description

4.1(a) Certificate of Incorporation of the Company Incorporated by reference to Exhibits to Registration Statement (No. 2-85198) on Form S-1 of the Company

4.1(b) Certificate of Amendment of Certificate of Incorporation of the Company Incorporated by reference to Exhibits to Annual Report on form 10-K for the year ended February 28, 1994

4.2 By-laws of Company Incorporated by reference to Exhibits to Annual Report on Form 10-K for the year ended February 28, 1994

5 Opinion of Simpson Thacher & Bartlett with respect to legality of securities being registered hereunder

23.1             Consent of Ernst & Young LLP.

23.2             Consent of Simpson Thacher & Bartlett (Reference is made to
                 Exhibit 5 filed herewith)

24               Power of Attorney.